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3500 Lenox Road, Suite G1 Atlanta, GA 30326	+1 404 420 5600	trimont.com

MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.	Trimont LLC (the “Company”, or “Trimont”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1122(d)(3)(i) and 1122(d)(4)(vii) of Regulation AB of the U.S. Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2023, (the “Reporting Period”), as set forth in Appendix A hereto (the “applicable servicing criteria”). The transactions covered by this report include asset-backed securities transactions for which the Company acted as the Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for the asset-backed securities transactions listed in Appendix B hereto (the “Operating Advisor Platform” or “Platform”).

2.	Trimont LLC used the criteria set forth in Items 1122(d)(3)(i) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of Regulation AB (defined in Appendix A) to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.	Trimont LLC has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole.

4.	Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Trimont LLC

February 28, 2024

/s/ Glen Peters

Glen Peters, Chief Financial Officer / Chief Operating Officer

Atlanta | Dallas | Kansas City | London | New York | Sydney

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA
Reference	Criteria
Item 1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C1) Are filed with the Commission as required by its rules and regulations; and (D2) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.[3]
Item 1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1 Criterion 1122(d)(3)(i)(C) is only applicable to the CFCRE 2011-C2, MSC 2011-C3, UBS CCMT 2011-C1, and WFRBS 2011-C5 portfolio servicing agreements. 1122(d)(3)(i)(C) is inapplicable to all other servicing agreements that make up the Platform.

2 Criterion 1122(d)(3)(i)(D) is only applicable to the MSC 2011-C3 portfolio servicing agreement. 1122(d)(3)(i)(D) is inapplicable to all other servicing agreements that make up the Platform.

3 Criterion 1122(d)(3)(i)(A-D) is inapplicable to the 245 Park Avenue Trust 2017-245P portfolio servicing agreement.

Atlanta | Dallas | Kansas City | London | New York | Sydney                                               2

Appendix B – The Platform

Trimont LLC was named as the Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for all portfolios listed below. However, there was only activity requiring Trimont LLC to perform the role of Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2023
CFCRE 2011-C2	December 11, 2011	January 1, 2023 - December 31, 2023	X
CGCMT 2014-GC23	August 1, 2014	January 1, 2023 - March 30, 2023
DBUBS 2011-LC3	August 1, 2011	January 1, 2023 - December 31, 2023
GSMS 2013-GC10	February 1, 2013	January 1, 2023 - March 30, 2023
GSMS 2013-GC13	July 1, 2013	January 1, 2023 - March 30, 2023
GSMS 2014-GC20	April 1, 2014	January 1, 2023 - March 30, 2023	X
JPMCC 2012-CIBX	June 1, 2012	January 1, 2023 - December 31, 2023	X
MSBAM 2013-C12	October 1, 2013	January 1, 2023 - March 30, 2023
MSBAM 2013-C9	May 1, 2013	January 1, 2023 - December 31, 2023
MSC 2011-C3	October 1, 2011	January 1, 2023 - December 31, 2023
UBS 2012-C1	May 1, 2012	January 1, 2023 - December 31, 2023
UBS BB 2012-C4	December 1, 2012	January 1, 2023 - December 31, 2023
UBS CCMT 2011-C1	December 1, 2011	January 1, 2023 - December 31, 2023	X
WFRBS 2011-C5	November 1, 2011	January 1, 2023 - December 31, 2023	X
WFRBS 2012-C9	October 1, 2012	January 1, 2023 - December 31, 2023	X
WFRBS 2013-C13	May 1, 2013	January 1, 2023 - March 30, 2023	X
WFRBS 2013-C15	August 1, 2013	January 1, 2023 - March 30, 2023	X
WFRBS 2013-C17	November 1, 2013	January 1, 2023 - March 30, 2023	X
WFRBS 2014-C19	March 1, 2014	January 1, 2023 - March 30, 2023	X

Atlanta | Dallas | Kansas City | London | New York | Sydney                                               3

Portfolio Name	Service Agreement Date	Period in Scope	Operating / Trust Advisor activity required as of and for the year ended December 31, 2023
245 Park Avenue Trust 2017-245P4	May 30, 2017	January 1, 2023 – April 30, 2023	X
WFCM 2015-C27[4]	March 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2015-C29[4]	June 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2015-C31[4]	November 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2015-LC20[4]	March 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2015-NXS1[4]	April 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2015-SG1[4]	August 1, 2015	January 1, 2023 – April 30, 2023	X
WFCM 2017-C41[4]	November 1, 2017	January 1, 2023 – April 30, 2023	X
WFRBS 2014-C21[4]	August 1, 2014	January 1, 2023 – April 30, 2023	X
WFRBS 2014-LC14[4]	February 1, 2014	January 1, 2023 – April 30, 2023	X

4 Trimont LLC was discharged or resigned from Senior Trust Advisor, Trust Advisor, and/or Operating Advisor duties for this portfolio in the 2022 calendar year. As such, Trimont LLC’s only responsibility in the Reporting Period was to deliver the annual report related to the 2022 portfolio activity within 120 days of the prior calendar year (2022), in accordance with the applicable criteria and requirements set forth in the transaction agreements. Trimont LLC did not serve as Senior Trust Advisor, Trust Advisor, and/or Operating Advisor for this portfolio in any other capacity during the Reporting Period.

Atlanta | Dallas | Kansas City | London | New York | Sydney                                               4